FIRST EXTENSION OF STOCK REPURCHASE AGREEMENT

That certain Stock Repurchase Agreement (the "Agreement"), dated August 31, 2011, by and between Wilmington Savings Fund Society, FSB ("Seller") and Artesian Resources Corporation, a Delaware corporation ("Buyer") is hereby extended as follows:

1.
Pursuant to Section 7.01 of the Agreement, by mutual written consent of Seller and Buyer the termination date of the Agreement is extended to August 31, 2013, unless earlier terminated pursuant to Section 7.01 or extended for an additional period of time by the written mutual consent of Seller and Buyer.

2.           Except as modified hereinabove the terms of the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Extension of Stock

Repurchase Agreement to be executed as of August 31, 2012 by their respective officers thereunto duly authorized.

SELLER:

WILMINGTON SAVINGS FUND SOCIETY, FSB

BY:	/s/ Mark M. Pryslak
Name: Mark M. Pryslak
Title: Vice President

BUYER:

ARTESIAN RESOURCES CORPORATION

BY:	/s/ David B. Spacht
Name: David B. Spacht
Title: CFO Treasurer